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CITY NATIONAL BANK                                                REVOLVING NOTE
                                                        (INTEREST TIED TO PRIME)

                                                                   ____ Note No.
$20,000,000.00
                                                            Head Office
                                                      Beverly Hills, California
                                                            August 15, 1993

      On July 1, 1994, the undersigned, ZENITH NATIONAL INSURANCE CORP., a Delaware corporation ("Borrower"), promises to pay to the order of CITY NATIONAL BANK, a national banking association ("CNB"), at its office in this city, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Million Dollars ($20,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each advance from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, equal to the Prime Rate of CNB, as it exists from time to time, minus fifty-five one hundredths of one percent (0.55%) per year. Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower.

      All or any portion of the principal of this Note may be borrowed, repaid and reborrowed from time to time prior to maturity, provided at the time of any borrowing no Event of Default (as herein defined) exists, and provided further that the total borrowings outstanding at any one time shall not exceed Twenty Million Dollars ($20,000,000.00). Each borrowing and repayment hereunder shall be noted in the books and records of CNB. The excess of borrowings over repayments shall evidence the principal balance due hereon from time to time and at any time. Borrowings hereunder shall be conclusively presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

      Interest accrued on this Note shall be payable on the first day of each calendar quarter, commencing October 1, 1993.

      A facility fee equal to $75,000.00 shall be payable in four (4) equal consecutive installments, each in the amount of $18,750.00, on August 15, 1993, November 15, 1993, February 15, 1994, and May 15, 1994.

      The occurrence of any of the following with respect to Borrower shall constitute an "Event of Default" hereunder:

1. The failure to make any payment of principal or interest when due under this Note, when such failure continues for ten (10) days after notice form CNB;

2. The filing of a petition by or against Borrower under any provisions of the BANKRUPTCY CODE;

3. The appointment of a receiver or an assignee for the benefit of Borrower's creditors;

4. The commencement of dissolution or liquidation proceedings or the disqualification of Borrower, whether a corporation, partnership, joint venture or any other type of entity;

5. Any financial statement provided by Borrower to CNB is false or misleading;

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6.    Any material default in the payment or performance of any obligation, or any material default under any provisions of any material contract or instrument pursuant to which Borrower has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity; including CNB;

7. Any sale or transfer of all or a substantial or material part of the assets of Borrower other than in the ordinary course of business; or

8. Any material violation, breach or default under any letter agreement or any other contract or instrument executed in connection with this Note of securing this Note.

      Upon the occurrence of any Event of Default, CNB, at its option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor all of which are expressly waived by Borrower, and CNB shall have no obligation to make any further advances hereunder. Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees, expended or incurred by the holder (or allocable to the holder's in-house counsel) in connection with the enforcement of this Note or the collection any sums due hereunder and irrespective of whether suit is filed. Any principal or interest not paid when due hereunder shall thereafter bear additional interest from its due date at a rate of two percent (2.0%) per year higher than the interest rate as determined and computed above, and continuing thereafter until paid.

      Should more than one person or entity execute this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

      This Note and all matters relating hereto, shall be governed by the laws of the State of California.

                                          ZENITH NATIONAL INSURANCE CORP., a
                                          Delaware corporation




                                          By:   /s/
                                             ----------------------------------
                                             Stanley R. Zax, Chairman of the
                                             Board/President